UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 11, 2023
Date of Report (Date of earliest event reported)

DENTSPLY SIRONA Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16211		39-1434669
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

13320 Ballantyne Corporate Place,	Charlotte	North Carolina	28277-3607
(Address of Principal Executive Offices)			(Zip Code)
(844) 848-0137
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XRAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.

DENTSPLY SIRONA Inc. (the “Company”) is providing preliminary unaudited selected results for the full year 2022 to facilitate the Company’s participation in the 41st Annual J.P. Morgan Healthcare Conference on January 11, 2023. Based on preliminary financial information, the Company anticipates its estimated net sales for the year ended December 31, 2022 will be above the high end of its previously provided outlook range of $3.85 billion to $3.88 billion and reaffirms preliminary expectations for adjusted earnings per share (“EPS”) to be in the range of $1.90 to $2.00. The Company does not provide forward-looking estimates on a GAAP basis as certain information such as income tax related adjustments is not available and cannot be reasonably estimated. The Company also intends to discuss certain of its current targets, including maintaining a leverage ratio of less than 2.5x, and certain of its long range targets, including exiting 2025 with an adjusted earnings per share of $3.00.

The preliminary 2022 estimates are based on management's preliminary assessment of operations for the year ended December 31, 2022. The Company expects to issue full financial results for the fourth quarter and fiscal year 2022 at or around the end of February 2023.

This presentation is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2022. The presentation is being announced by a widely disseminated press release and will be made available to the public by webcast, and the slides that accompany the presentation will be made available to the public on the Company’s website. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1	DENTSPLY SIRONA Inc. Press Release Issued January 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any updating information in subsequent SEC filings. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            DENTSPLY SIRONA Inc.

By:	/s/ Cherée H. Johnson
Cherée H. Johnson, Senior Vice President -
Chief Legal Officer, General Counsel and Secretary

Date: January 11, 2023